Exhibit 10.135

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into on June 28, 2013,  by and between General Maritime Corporation, a Marshall Islands corporation (“Issuer”), and OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership (“Oaktree”).  Issuer and Oaktree are each referred to herein as a “Party” and collectively as, the “Parties.”

RECITALS

WHEREAS, Issuer has authorized the issuance, in one or more transactions from time to time, of up to 15,000 shares of Series A Preferred Stock, par value $.01 per share, liquidation preference $1,000.00 per share (the “Series A Preferred Stock”), plus a number of additional shares equal to the number of shares required to be sold to shareholders of the Issuer other than Oaktree pursuant to a pre-emptive rights offering to be conducted on terms substantially as set forth in Section 3 of the Shareholders’ Agreement, assuming the full exercise of all such pre-emptive rights by shareholders in such pre-emptive rights offering, at a price of $1,000 per share (the “Series A Preferred Stock Offering”); and

WHEREAS, Issuer wishes to sell, and Purchaser wishes to purchase, 5,000 shares of Series A Preferred Stock of Issuer on the terms and conditions set forth herein (the “Issued Shares”).

NOW THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                                      Purchase and Sale of Issued Shares; Deliveries.

(a)                                 At the Closing (as defined below), Issuer shall issue and sell to Oaktree, and Oaktree shall purchase from Issuer, all of the Issued Shares.  At the Closing, Oaktree shall deliver the purchase price of $5,000,000 for the Issued Shares to Issuer in cash by wire transfer of immediately available funds to the account of Issuer designated in writing.  Following the Closing, Issuer shall, or shall cause its transfer agent to, deliver to Oaktree a certificate representing the Issued Shares.

(b)                                 The closing of the purchase and sale of the Issued Shares (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 333 South Hope Street, Los Angeles, California 90071, at 10:00 am Los Angeles time, on the date hereof.

2.                                      Representations and Warranties of Issuer.  Issuer hereby represents and warrants to Oaktree as follows:

(a)                                 Issuer is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands.  Issuer has all requisite corporate power and authority to own and lease its assets and properties and to carry on its business as and in the places such assets and properties are now owned or leased and where such business is presently conducted.

(b)                                 Issuer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly and validly executed by Issuer and constitutes the valid and legally binding obligation of Issuer enforceable in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles).

(c)                                  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any law or other restriction of any governmental entity to which Issuer is subject or any provision of such Issuer’s articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Issuer is a party or by which it is bound or to which any of its assets is subject.  Assuming the accuracy of the representations made by Oaktree in connection with the transactions contemplated in this Agreement, Issuer is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental entity in order for the Parties to consummate the transactions contemplated hereby, except as may be necessary as a result of any facts or circumstances relating solely to Oaktree or as would not have a material adverse effect on Issuer or its ability to consummate the transactions contemplated hereby.

(d)                                 The capitalization of Issuer consists of 15,000,000 authorized shares of common stock, par value $0.01 per share (“Common Stock”), and 5,000,000 authorized shares of preferred stock, par value $0.01 per share, of which 150,000 shares have been designated Series A Preferred Stock.  As of immediately prior to the Closing, 11,270,196 shares of Common Stock and no shares of preferred stock are issued and outstanding.  As of immediately prior to the Closing, there are outstanding warrants to purchase 309,296 shares of Common Stock, outstanding options to purchase 343,662 shares of Common Stock and an additional 801,879 shares of Common Stock reserved for issuance pursuant to awards under Issuer’s 2012 Equity Incentive Plan.  When issued to Oaktree hereunder, all of the Issued Shares will be duly authorized, validly issued, fully paid and nonassessable.  Except as set forth in this Section 2(d), there are no (x) shares of capital stock or other equity securities or voting securities of Issuer outstanding, (y) securities of Issuer convertible into or exchangeable for shares of capital stock or other equity securities or voting securities of Issuer outstanding, or (z) other than the Shareholders’ Agreement, the Registration Agreement, the Letter Agreement, and any subscription agreements entered into in connection with the Series A Preferred Stock Offering, outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Issuer to issue, sell or otherwise cause to become outstanding any Issued Shares.

(e)                                  Issuer is not a party to any contract, agreement or understanding with any Person that would give rise to any claim against Oaktree for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

3.                                      Representations and Warranties of Oaktree.  Oaktree hereby represents and warrants to Issuer that:

(a)                                 Oaktree is a limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands.

(b)                                 Oaktree has full limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly and validly executed by Oaktree and constitutes the valid and legally binding obligation of Oaktree enforceable in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles).

(c)                                  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any law or other restriction of any governmental entity to which Oaktree is subject or any provision of Oaktree’s governing documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Oaktree is a party or by which it is bound or to which any of its assets is subject.  Oaktree is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental entity in order for Oaktree to consummate the transactions contemplated hereby, except as may be necessary as a result of any facts or circumstances relating solely to either Issuer or Oaktree.

(d)                                 Oaktree is an “accredited investor” as such term is defined in Rule 501 under the United States Securities Act of 1933, as amended.

(e)                                  Oaktree acknowledges that Issuer has provided Oaktree with all information that Oaktree has requested in connection with Oaktree’s decision to purchase the Issued Shares, including all information Oaktree believes is necessary to make such investment decision.  Oaktree has been given the opportunity to ask questions and receive answers, and has asked questions and received answers, from Issuer regarding Issuer’s operations, financial condition, capital structure, business prospects and other matters relevant to such investment decision.  Other than as provided in this Agreement, Oaktree agrees and acknowledges that neither Issuer nor any advisor, representative, employee, director, officer or affiliate thereof has made any representation or warranty, whether express or implied or otherwise, regarding Issuer, its business, assets, financial condition, operations or forecasted performance.  Oaktree acknowledges that Issuer and its affiliates may now or at any other time have material confidential information that could affect the value of the Issued Shares and that this information has not been, and may not be in the future, made available to Oaktree.  Oaktree hereby releases and forever discharges Issuer and its affiliates, their respective officers, directors, partners, employees and agents, and their respective successors and assigns, from any and all claims, demands, damages, losses, expenses or liabilities, of any nature whatsoever, arising from or connected to any failure to disclose to Oaktree any information concerning Issuer, provided that such release shall not apply in the case of fraud or willful misconduct.  Oaktree understands and agrees that the issuance of the Issued Shares to Oaktree hereunder is conditioned on the foregoing acknowledgements and release.  Notwithstanding the foregoing, nothing contained in this paragraph will operate to modify or limit in any respect the representations and warranties made by Issuer in Section 2 or to relieve Issuer from any obligations to Oaktree for breach thereof.

(f)                                   Oaktree has such knowledge, experience and skill in evaluating and investing in securities, based on actual participation in financial, investment and business matters, so that it is capable of evaluating the merits and risks of an investment in the Issued Shares and has such knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the investment in Issuer and the suitability of the Issued Shares as an investment and can bear the economic risk of an investment in the Issued Shares.  No guarantees have been made or can be made with respect to the future value, if any, of the Issued Shares, or the profitability or success of Issuer’s business.

(g)                                  Oaktree is acquiring the Issued Shares for its own account, not as a nominee or agent, with the present intention of holding such securities for purposes of investment, and not with a view to the sale or distribution of any part thereof.

(h)                                 Oaktree is not acquiring the Issued Shares pursuant to any general solicitation or general advertising.

(i)                                     Oaktree understands and acknowledges that the Issued Shares offered pursuant to this Agreement have not been registered under the federal securities laws or any applicable state securities laws and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with.

(j)                                    Each certificate or instrument representing the Issued Shares shall be imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 28, 2013, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE TRANSFER OF THE

SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO (I) RESTRICTIONS PURSUANT TO ARTICLE FIVE OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER (THE “COMPANY”), (II) CONDITIONS SPECIFIED IN A SHAREHOLDERS’ AGREEMENT, DATED AS OF MAY 17, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME (INCLUDING BY AMENDMENT NO. 1 THERETO, DATED AS OF SEPTEMBER 13, 2012), GOVERNING THE COMPANY AND BY AND AMONG CERTAIN SHAREHOLDERS, (III) CONDITIONS SPECIFIED IN A FIRST AMENDED AND RESTATED REGISTRATION AGREEMENT, DATED AS OF NOVEMBER 1, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME, AND (IV) CONDITIONS SPECIFIED IN A STATEMENT OF DESIGNATIONS OF SERIES A PREFERRED STOCK OF THE COMPANY.  A COPY OF ANY OF SUCH AMENDED AND RESTATED ARTICLES OF INCORPORATION, SHAREHOLDERS’ AGREEMENT, REGISTRATION AGREEMENT OR STATEMENT OF DESIGNATIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(k)                                 Oaktree agrees and acknowledges that the Issued Shares are subject to the Amended and Restated Articles of Incorporation of Issuer, the Shareholders’ Agreement, the Registration Agreement and the Statement of Designations.  Oaktree additionally agrees and acknowledges that the Issued Shares are subject to certain restrictions on transfer set forth in the Amended and Restated Articles of Incorporation of Issuer, the Shareholders’ Agreement, the Registration Agreement and the Statement of Designations.

(l)                                     Oaktree is not a party to any contract, agreement or understanding with any Person that would give rise to any claim against Issuer for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

4.                                      Certain Definitions.  Capitalized terms used and not otherwise defined herein have the meanings set forth below:

“Letter Agreement” means the Letter Agreement, dated as of November 1, 2012, by and among Issuer, OCM Marine Holdings TP, L.P. and certain investment funds managed by BlueMountain Capital Management LLC, as amended from time to time in accordance with the terms thereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.

“Registration Agreement” means the First Amended and Restated Registration Agreement, dated as of November 1, 2012, by and among Issuer and certain shareholders thereof, as amended from time to time in accordance with the terms thereof.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of May 17, 2012, by and among Issuer and certain shareholders thereof, as amended from time to time in accordance with the terms thereof (including by Amendment No. 1 thereto, dated as of September 13, 2012).

“Statement of Designations” means the Statement of Designation, Powers, Preferences and Rights of Series A Preferred Stock of Issuer, dated as of June 28, 2013.

5.                                      Governing Law.  This Agreement, including all issues concerning the relative rights of Issuer and Oaktree, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

6.                                      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANOTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

7.                                      Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.                                      Miscellaneous.

(a)                                 Issuer and Oaktree will, upon request, execute and deliver any additional documents reasonably deemed by Oaktree or Issuer, as the case may be, to be necessary or desirable to complete or evidence the transactions contemplated by this Agreement.

(b)                                 The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(c)                                  The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party.

(d)                                 This Agreement may be executed in separate counterparts (including by signature pages delivered by means of facsimile machine or electronic transmission in portable electronic format (pdf)), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(e)                                  Except as otherwise expressly set forth herein, this Agreement and the documents referenced herein and therein embody the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

(f)                                   This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by each Party.  No delay on the part of either Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of either Party of any right, power or privilege pursuant to this Agreement, or any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which either Party otherwise may have at law or in equity.

(g)                                  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date written above.

GENERAL MARITIME CORPORATION

By:	/s/ Leonard J. Vrondissis
Name: Leonard J. Vrondissis
Title: CFO

OCM MARINE HOLDINGS TP, L.P.

By:	OCM Marine GP CTB, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jim Ford
Name: Jim Ford
Its: Managing Director

By:	/s/ Adam Pierce
Name: Adam Pierce
Its: Senior Vice President